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     |       CONFIDENTIAL: SUBJECT TO RESTRICTIONS ON DISSEMINATION     |
     |              SET FORTH IN SECTION 7 OF THIS AGREEMENT            |
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                           PARTICIPATION AGREEMENT [___]

                                 Dated as of [___________]

                                      Among

                           CONTINENTAL AIRLINES, INC.,
                                     Owner,

                                       and

                            WILMINGTON TRUST COMPANY,
                         Not in its individual capacity
                      except as expressly provided herein,
                  but solely as Mortgagee, Subordination Agent
           under the Intercreditor Agreement and Pass Through Trustee under each of the Applicable Pass Through Trust Agreements

                          ----------------------------

                          ONE BOEING MODEL [____] AIRCRAFT
                      Bearing Manufacturer's Serial No. [____]
                          and U.S. Registration No. [_____]





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



                                    CONTENTS

SECTION 1.    DEFINITIONS AND CONSTRUCTION..................................   2

SECTION 2.    SECURED LOANS; CLOSING........................................   2
              2.1    Making of Loans and Issuance of Equipment Notes........   2
              2.2    Closing................................................   2

SECTION 3.    [Intentionally omitted].......................................   2

SECTION 4.    CONDITIONS PRECEDENT..........................................   2
              4.1    Conditions Precedent to the Obligations of the
                     Pass Through Trustees..................................   2
              4.2    Conditions Precedent to Obligations of Mortgagee.......   6
              4.3    Conditions Precedent to Obligations of Owner...........   6
              4.4    Post-Registration Opinion..............................   7

SECTION 5.    REPRESENTATIONS AND WARRANTIES................................   7
              5.1    Owner's Representations and Warranties.................   7
              5.2    WTC's Representations and Warranties...................  10

SECTION 6.    COVENANTS, UNDERTAKINGS AND AGREEMENTS........................  13
              6.1    Covenants of Owner.....................................  13
              6.2    Covenants of WTC.......................................  14
              6.3    Covenants of Note Holders..............................  15
              6.4    Agreements.............................................  16

SECTION 7.    CONFIDENTIALITY...............................................  19

SECTION 8.    INDEMNIFICATION AND EXPENSES..................................  19
              8.1    General Indemnity......................................  19
              8.2    Expenses...............................................  24
              8.3    General Tax Indemnity..................................  24
              8.4    Payments...............................................  32
              8.5    Interest...............................................  32
              8.6    Benefit of Indemnities.................................  33

SECTION 9.    ASSIGNMENT OR TRANSFER OF INTEREST............................  33
              9.1    Note Holders...........................................  33
              9.2    Effect of Transfer.....................................  33

SECTION 10.   SECTION 1110..................................................  33

SECTION 11.   CHANGE OF CITIZENSHIP.........................................  34
              11.1   Generally..............................................  34
              11.2   Mortgagee..............................................  34

SECTION 12.   MISCELLANEOUS.................................................  34
              12.1   Amendments.............................................  34
              12.2   Severability...........................................  34
              12.3   Survival...............................................  35
              12.4   Reproduction of Documents..............................  35
              12.5   Counterparts...........................................  35
              12.6   No Waiver..............................................  35
              12.7   Notices................................................  35
              12.8   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.......  36
              12.9   Third-Party Beneficiary................................  37
              12.10  Entire Agreement.......................................  37
              12.11  Further Assurances.....................................  37



SCHEDULES AND EXHIBITS

SCHEDULE 1 -  Accounts; Addresses
SCHEDULE 2 -  Commitments
SCHEDULE 3 -  Certain Terms
SCHEDULE 4 -  Permitted Countries


EXHIBIT A -   Opinion of special counsel to Owner
EXHIBIT B -   Opinion of corporate counsel to Owner
EXHIBIT C -   Opinion of special counsel to Mortgagee
              and to the Applicable Pass Through Trustees
EXHIBIT D -   Opinion of special counsel in Oklahoma City, Oklahoma

                           PARTICIPATION AGREEMENT [______]

          PARTICIPATION AGREEMENT [____], dated as of [______________] (this "Agreement"), among (a) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Owner"), (b) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in its capacity as Mortgagee, "Mortgagee" and in its individual capacity, "WTC"), (c) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under each of the Applicable Pass Through Trust Agreements (each, an "Applicable Pass Through Trustee") and (d) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement ("Subordination Agent").

                                    RECITALS

          A. Owner and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which, among other things, Airframe Manufacturer has agreed to manufacture and sell to Owner and Owner has agreed to purchase from Airframe Manufacturer, certain aircraft, including the Aircraft.

          B. Pursuant to each of the Pass Through Trust Agreements, the Pass Through Trusts were created and the Pass Through Certificates were issued and sold.

          C. Each Applicable Pass Through Trustee has agreed to use a portion of the proceeds from the issuance and sale of the Pass Through Certificates issued by each Applicable Pass Through Trust to purchase from Owner, on behalf of the related Applicable Pass Through Trust, the Equipment Note bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust.

          D. Owner and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Note Holders, pursuant to which, among other things, Owner agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Trust Indenture, and (2) to mortgage, pledge and assign to Mortgagee all of Owner's right, title and interest in the Collateral to secure the Secured Obligations, including, without limitation, Owner's obligations under the Equipment Notes.

          E. The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

          Capitalized terms used but not defined herein (including in the initial paragraph and Recitals above) shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A to the Trust Indenture.

SECTION 2. SECURED LOANS; CLOSING

          2.1 MAKING OF LOANS AND ISSUANCE OF EQUIPMENT NOTES

          Subject to the terms and conditions of this Agreement, on the date hereof or on such other date agreed to by the parties hereto (the "Closing Date"):

          (a) Each Applicable Pass Through Trustee listed on Schedule 2 shall make a secured loan to the Owner in the amount in Dollars opposite such Trustee's name on Schedule 2; and

          (b)  The Owner shall  issue,  pursuant to and in  accordance  with the provisions of Article II of the Trust Indenture, to the Subordination Agent as the registered holder on behalf of each such Applicable Pass Through Trustee, one or more Equipment Notes, dated the Closing Date, of the Series set forth opposite such Trustee's name on Schedule 2, in an aggregate principal amount equal to the secured loan made by each such Applicable Pass Through Trustee.

          In addition, the Owner shall have the option to issue the Series D Equipment Notes on or after the Closing Date, subject to the terms of the Note Purchase Agreement. If Series D Equipment Notes are issued after the Closing Date, the Note Holder of such Equipment Notes shall be entitled to execute a counterpart to this Agreement and become a party hereto.

          2.2 CLOSING

          (a) The Closing of the transactions contemplated hereby shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or at such other place as the parties shall agree.

          (b) All payments pursuant to this Section 2 shall be made in immediately available funds to such accounts set forth in Schedule 1 hereto.

SECTION 3. [INTENTIONALLY OMITTED]

SECTION 4. CONDITIONS PRECEDENT

          4.1  CONDITIONS  PRECEDENT  TO THE  OBLIGATIONS  OF THE  PASS  THROUGH
               TRUSTEES

          The  obligation  of each  Applicable  Pass Through  Trustee  listed on
Schedule 2 to make the secured loan described in Section 2.1(a) and to participate in the transactions contemplated by this Agreement on the Closing

Date is subject to the fulfillment, prior to or on the Closing Date, of the following conditions precedent:

               4.1.1 EQUIPMENT NOTES

          The Owner shall have tendered the Equipment Notes to be issued to such Applicable Pass Through Trustees to the Mortgagee for authentication and the Mortgagee shall have authenticated such Equipment Notes to be issued to such Applicable Pass Through Trustees and shall have tendered the Equipment Notes to the Subordination Agent on behalf of such Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.1.

               4.1.2 DELIVERY OF DOCUMENTS

          The Subordination Agent on behalf of each such Applicable Pass Through Trustee shall have received executed counterparts or conformed copies of the following documents:

               (i) this Agreement;

               (ii) the Trust Indenture;

               (iii) the initial Trust Indenture Supplement;

               (iv) the broker's report and insurance  certificates  required by
          Section 4.06 of the Trust Indenture;

               (v) the Consent and Agreement and the Engine Consent and Agreement;

               (vi) the Bills of Sale;

               (vii) (A) a copy of the Certificate of Incorporation and By-Laws of Owner and resolutions of the board of directors of Owner and/or the executive committee thereof, in each case certified as of the Closing Date, by the Secretary or an Assistant Secretary of Owner, duly authorizing the execution, delivery and performance by Owner of the Operative Agreements to which it is party required to be executed and delivered by Owner on or prior to the Closing Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of Owner;

               (viii) an Officer's Certificate of Owner, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (ix) the Financing Statements;

               (x) the following opinions of counsel, in each case dated the Closing Date:

                    (A) an opinion of Hughes Hubbard & Reed LLP, special counsel to Owner, substantially in the form of Exhibit A;

                    (B) an opinion of Owner's Legal Department, substantially in the form of Exhibit B;

                    (C) an opinion of Richards, Layton & Finger, special counsel to Mortgagee and to the Applicable Pass Through Trustees, substantially in the form of Exhibit C;

                    (D) an opinion of Lytle Soule & Curlee,  special  counsel in
               Oklahoma City, Oklahoma, substantially in the form of Exhibit D; and

               (xi) a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA, together with a copy of a duly executed application for registration of the Aircraft with the FAA in the name of the Owner.

               4.1.3 PERFECTED SECURITY INTEREST

          On the Closing Date, after giving effect to the filing of the FAA Filed Documents and the Financing Statements, Mortgagee shall have received a duly perfected first priority security interest in all of Owner's right, title and interest in the Aircraft, subject only to Permitted Liens.

               4.1.4 VIOLATION OF LAW

          No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Owner, any Applicable Pass Through Trustee, Subordination Agent or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Applicable Pass Through Trustee to make the loan contemplated by Section 2.1, to acquire an Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

               4.1.5 REPRESENTATIONS, WARRANTIES AND COVENANTS

          The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Closing Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Closing Date.

               4.1.6 NO EVENT OF DEFAULT

          On the Closing Date, no event shall have occurred and be continuing, or would result from the mortgage of the Aircraft, which constitutes a Default or an Event of Default.

               4.1.7 NO EVENT OF LOSS

          No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

               4.1.8 TITLE

          Owner shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of all Liens, except Permitted Liens.

               4.1.9 CERTIFICATION

          The Aircraft shall have been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Purchase Agreement.

               4.1.10 SECTION 1110

          Mortgagee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

               4.1.11 FILING

          On the Closing Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act and (b) each Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.

               4.1.12 NO PROCEEDINGS

          No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

               4.1.13 GOVERNMENTAL ACTION

          All appropriate action required to have been taken prior to the Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

               4.1.14 NOTE PURCHASE AGREEMENT

          The conditions precedent to the obligations of the Applicable Pass Through Trustees and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

          4.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF MORTGAGEE

          The obligation of Mortgagee to authenticate the Equipment Notes on the Closing Date is subject to the satisfaction or waiver by Mortgagee, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 4.2.

               4.2.1 DOCUMENTS

          Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

               4.2.2 OTHER CONDITIONS PRECEDENT

          Each of the conditions set forth in Sections 4.1.4,  4.1.5,  4.1.6 and
4.1.10 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

          4.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF OWNER

          The obligation of Owner to participate in the transaction contemplated hereby on the Closing Date is subject to the satisfaction or waiver by Owner, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 4.3.

               4.3.1 DOCUMENTS

          Executed originals of the agreements, instruments, certificates or documents described in Section 4.1.2 shall have been received by Owner, except as specifically provided therein, and shall be satisfactory to Owner, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner. In addition, the Owner shall have received the following:

               (i) (A) an incumbency certificate of WTC as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of WTC and (B) a copy of the Certificate of Incorporation and By-Laws and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization of WTC, certified as of the Closing Date by the Secretary or Assistant or Attesting Secretary of WTC, which authorize the execution, delivery and performance by WTC of the Operative Agreements to which it is a party; and

               (ii) an Officer's Certificate of WTC, dated as of the Closing Date, stating that its representations and warranties in its individual capacity or as Mortgagee, an Applicable Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               4.3.2 OTHER CONDITIONS PRECEDENT

          Each of the conditions set forth in Sections 4.1.4, 4.1.5, 4.1.6, 4.1.7, 4.1.8, 4.1.9, 4.1.10, 4.1.11, 4.1.12 and 4.1.13 shall have been satisfied or waived by Owner, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner.

          4.4 POST-REGISTRATION OPINION

          Promptly upon the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Owner will cause Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to Owner, each Pass Through Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

SECTION 5. REPRESENTATIONS AND WARRANTIES

          5.1 OWNER'S REPRESENTATIONS AND WARRANTIES

          Owner   represents   and  warrants  to  each  Pass  Through   Trustee,
Subordination Agent and Mortgagee that:

               5.1.1 ORGANIZATION; QUALIFICATION

          Owner is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is party. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

               5.1.2 CORPORATE AUTHORIZATION

          Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Operative Agreements to which it is party, and the performance of its obligations thereunder.

               5.1.3 NO VIOLATION

          The execution and delivery by Owner of the Operative Agreements to which it is party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Trust Indenture) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.

               5.1.4 APPROVALS

          The execution and delivery by Owner of the Operative Agreements to which Owner is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner and (b) any Government Entity, other than the filing of (x) the FAA Filed Documents and the Financing Statements (and continuation statements periodically) and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

               5.1.5 VALID AND BINDING AGREEMENTS

          The Operative Agreements to which Owner is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               5.1.6 REGISTRATION AND RECORDATION

          Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner, (b) the filing for recordation (and recordation) of the FAA Filed Documents, (c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), and (d) the affixation of the nameplates referred to in Section 4.02(f) of the Trust Indenture, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect Mortgagee's security interest in the Aircraft as against Owner and any other Person, in each case, in any applicable jurisdictions in the United States.

               5.1.7 CHIEF EXECUTIVE OFFICE

          The chief executive office (as such term is defined in Article 9 of the UCC) of Owner is located at 2929 Allen Parkway, Houston, Texas 77019.

               5.1.8 NO EVENT OF LOSS

          No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Owner, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

               5.1.9 COMPLIANCE WITH LAWS

          (a) Owner is a Citizen of the United States and a U.S. Air Carrier.

          (b) Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Owner.

          (c) Owner is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               5.1.10 SECURITIES LAWS

          Neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

               5.1.11 BROKER'S FEES

          No Person acting on behalf of Owner is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions, other than the fees and expenses payable by Owner in connection with the sale of the Pass Through Certificates.

               5.1.12 SECTION 1110

          Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

          5.2 WTC'S REPRESENTATIONS AND WARRANTIES

          WTC represents and warrants (with respect to Section 5.2.10, solely in its capacity as Subordination Agent) to Owner that:

               5.2.1 ORGANIZATION, ETC.

          WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, holding a valid certificate to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the Applicable Pass Through Trustee Agreements and the Operative Agreements to which it is a party.

               5.2.2 CORPORATE AUTHORIZATION

          WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party and the performance of its obligations thereunder.

               5.2.3 NO VIOLATION

          The execution and delivery by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party, the performance by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate any Law applicable to or binding on WTC, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, a Pass Through Trustee or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTC, in its individual capacity or Mortgagee, a Pass Through Trustee or Subordination Agent), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, or any of WTC's subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, is a party or by which WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, or any of their respective properties is bound.

               5.2.4 APPROVALS

          The execution and delivery by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Pass Through Trustee Agreements and the Operative Agreements to which it is a party, the performance by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

               5.2.5 VALID AND BINDING AGREEMENTS

          The Pass Through Trustee Agreements and the Operative Agreements to which it is a party have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               5.2.6 CITIZENSHIP

          WTC is a Citizen of the United States.

               5.2.7 NO LIENS

          On the Closing Date, there are no Liens attributable to WTC in respect of all or any part of the Collateral.

               5.2.8 LITIGATION

          There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Mortgagee Agreements, the Pass Through Trustee Agreements or the Subordination Agent Agreements.

               5.2.9 SECURITIES LAWS

          Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the

Equipment Notes or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Subordination Agent and the Pass Through Trustees, except for the offering and sale of the Pass Through Certificates.

               5.2.10 INVESTMENT

          The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Applicable Pass Through Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 9, the disposition by it of its Equipment Notes shall at all times be within its control.

               5.2.11 TAXES

          There are no Taxes payable by any Applicable Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Pass Through Trustee or WTC, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by any Applicable Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof;

               5.2.12 BROKER'S FEES

          No Person acting on behalf of WTC, in its individual capacity or as Mortgagee, any Applicable Pass Through Trustee or Subordination Agent, is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

SECTION 6. COVENANTS, UNDERTAKINGS AND AGREEMENTS

          6.1 COVENANTS OF OWNER

          Owner covenants and agrees, at its own cost and expense, with Note Holder and Mortgagee as follows:

               6.1.1 CORPORATE EXISTENCE; U.S. AIR CARRIER

          Owner shall at all times maintain its corporate existence, except as permitted by Section 4.07 of the Trust Indenture, and shall at all times remain a U.S. Air Carrier.

               6.1.2 NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE

          Owner will give Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 6.1.3(c) as a result of such relocation.

               6.1.3 CERTAIN ASSURANCES

          (a) Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, PROVIDED THAT any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.

          (b) Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Trust Indenture and any supplements thereto, including, without limitation, the initial Trust Indenture Supplement, as shall be necessary to continue the perfection and priority of the Lien created by the Trust Indenture.

          (c) Owner, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Owner, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Mortgagee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

           (d) If the Aircraft has been registered in a country other than the United States pursuant to Section 4.02(e) of the Trust Indenture, Owner will furnish to Mortgagee annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by the Trust Indenture, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.

               6.1.4 SECURITIES LAWS

          Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

          6.2 COVENANTS OF WTC

          WTC in its individual capacity or as Mortgagee, each Applicable Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Owner as follows:

               6.2.1 LIENS

          WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lien attributable to WTC on all or any part of the Collateral or the Aircraft and (c) will personally hold harmless and indemnify Owner, each Note Holder, each of their respective Affiliates, successors and permitted assigns, and the Collateral from and against (i) any and all Expenses, and (ii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lien.

               6.2.2 SECURITIES ACT

          WTC in its individual capacity or as Mortgagee, an Applicable Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTC any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

               6.2.3 PERFORMANCE OF AGREEMENTS

          WTC, in its individual capacity and as Mortgagee, an Applicable Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Pass Through Trustee Agreements and the Operative Agreements in accordance with the terms thereof.

               6.2.4 WITHHOLDING TAXES

          WTC shall indemnify (on an after-tax basis) and hold harmless Owner against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

          6.3 COVENANTS OF NOTE HOLDERS

          Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Owner and Mortgagee as follows:

               6.3.1 WITHHOLDING TAXES

          Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

               6.3.2 TRANSFER; COMPLIANCE

          (a) Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; PROVIDED, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and
(ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

          (b) Except for the transfer of the interests of each Applicable Pass Through Trustee in the Equipment Notes to the trustee of the Related Trust (as defined in each Applicable Pass Through Trust Agreement) in accordance with the related Applicable Pass Through Trust Agreement, each Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (it being understood that this provision is not applicable to the Pass Through Certificates) unless the proposed transferee thereof first provides Owner with both of the following:

               (i) a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or
          Section 4975(c)(1) of the Code involving Owner, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

               (ii) a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause (ii).

          6.4 AGREEMENTS

               6.4.1 QUIET ENJOYMENT

          Each Applicable Pass Through Trustee, Subordination Agent, each Note Holder and Mortgagee agrees as to itself with Owner that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner's rights in accordance with the Indenture to the quiet enjoyment, possession and use of the Aircraft.

               6.4.2 CONSENTS

          Each Pass Through Trustee, Subordination Agent and Mortgagee covenants and agrees, for the benefit of Owner, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

               6.4.3 INSURANCE

          Each Pass Through Trustee, Subordination Agent, Mortgagee and each Note Holder agrees not to obtain or maintain insurance for its own account as permitted by Section 4.06 of the Trust Indenture if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to Section 4.06 of the Trust Indenture.

               6.4.4 EXTENT OF INTEREST OF NOTE HOLDERS

          A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal and Make-Whole Amount, if any, of and interest on the Equipment Note held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full.

               6.4.5 FOREIGN REGISTRATION

          Each Note Holder and Mortgagee hereby agree, for the benefit of Owner but subject to the provisions of Section 4.02(b) of the Trust Indenture:

          (a) that Owner shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

               (i) each of the following requirements is satisfied:

               (A) no Special Default or Event of Default shall have occurred and be continuing at the time of such registration;

               (B) such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier;

               (C) such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date;

               (ii) the Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Mortgagee addressed to Mortgagee as to the effect that:

                    (A) such  country  would  recognize  the  Owner's  ownership interest in the Aircraft;

                    (B) after giving effect to such change in registration,  the
               Lien of the Trust Indenture on the Owner's right, title and interest in and to the Aircraft shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Mortgagee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Mortgagee on or prior to the effective date of such change in registration;

                    (C) unless  Owner or the  Permitted  Air Carrier  shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use; and

                    (D) it is not  necessary,  solely as a  consequence  of such change in registration and without giving effect to any other activity of the Mortgagee (or any Affiliate of the Mortgagee), for the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft.

          (b)  In  addition,   as  a  condition   precedent  to  any  change  in
registration  Owner  shall  have  given  to  Mortgagee   assurances   reasonably
satisfactory to Mortgagee:

               (i) to the effect that the provisions of Section 4.06 of the Trust Indenture have been complied with after giving effect to such change of registration;

               (ii) of the  payment  by  Owner of all  reasonable  out-of-pocket expenses of each Note Holder and Mortgagee in connection with such change of registry, including, without limitation
                    (1) the reasonable fees and disbursements of counsel to Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Mortgagee for the benefit of Note Holders; and

               (iii)to the effect  that the tax and other  indemnities  in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Owner shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Mortgagee, afford such protection).

               6.4.6 INTEREST IN CERTAIN ENGINES

          Each Note Holder and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 7. CONFIDENTIALITY

          Owner, Note Holders and Mortgagee shall keep the Participation Agreement and Annex B to the Trust Indenture confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner's, a Note Holder's, the Liquidity Provider's, Mortgagee's or other Indenture Indemnitee's interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Owner's, a Note Holder's, the Liquidity Provider's, a Pass Through Trustee's, Mortgagee's or other Indenture Indemnitee's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to a Note Holder or any Pass Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Certificates or to support an NAIC rating for the Equipment Notes or (E) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; PROVIDED, that any and all disclosures permitted by clauses (C), (D), or
(E) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

SECTION 8. INDEMNIFICATION AND EXPENSES

          8.1 GENERAL INDEMNITY

               8.1.1 INDEMNITY

          Whether or not any of the transactions contemplated hereby are consummated, Owner shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

          (a) The Operative Agreements, the Pass Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass Through Agreements;

          (b) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Owner (or any Permitted Lessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

          (c) The offer, sale, or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby; and

          (d) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Owner under any Operative Agreement to which it is party or any

Pass Through Agreement or the falsity of any representation or warranty of Owner in any Operative Agreement to which it is party or any Pass Through Agreement.

               8.1.2 EXCEPTIONS

          Notwithstanding anything contained in Section 8.1.1, Owner shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 8.1.1 in respect of any Expense of such Indemnitee:

          (a) For any Taxes or a loss of Tax benefit, whether or not Owner is required to indemnify therefor pursuant to Section 8.3;

          (b) Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by Owner of its obligations pursuant to the terms of the Operative Agreements) that occur after the Trust Indenture is required to be terminated in accordance with Section 11.01 of the Trust Indenture; PROVIDED, that nothing in this clause (b) shall be deemed to exclude or limit any claim that any Indemnitee may have under applicable Law by reason of an Event of Default or for damages from Owner for breach of Owner's covenants contained in the Operative Agreements or to release Owner from any of its obligations under the Operative Agreements that expressly provide for performance after termination of the Trust Indenture;

          (c) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement;

          (d) [Intentionally Omitted]

          (e) To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

          (f) [Intentionally Omitted]

          (g) To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass Through Agreement;

          (h) To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or any Pass Through Agreement;

          (i) To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the

Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by acts or omissions of Owner);

          (j) (i) With respect to any Indemnitee (other than Mortgagee), to the extent attributable to the failure of the Mortgagee to distribute funds received and distributable by it in accordance with the Trust Indenture, (ii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement,
(iii) with respect to any Indemnitee (other than the Pass Through Trustees), to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (iv) with respect to any Indemnitee (other than the Escrow Agent), to the extent attributable to the failure of the Escrow Agent to pay funds received and payable by it in accordance with any Escrow Agreement, (v) with respect to any Indemnitee (other than the Paying Agent), to the extent attributable to the failure of the Paying Agent to distribute funds received and distributable by it in accordance with any Escrow Agreement, (vi) to the extent attributable to the failure of the Depositary to pay funds payable by it in accordance with any Deposit Agreement, (vii) with respect to Mortgagee, to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (viii) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, (ix) with respect to the Pass Through Trustees, to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements, (x) with respect to the Escrow Agent, to the extent attributable to the negligence or willful misconduct of the Escrow Agent in the payment of funds received and payable by it in accordance with any Escrow Agreement, and (xi) with respect to the Paying Agent, to the extent attributable to the negligence or willful misconduct of the Paying Agent in the distribution of funds received and distributable by it in accordance with any Escrow Agreement;

          (k) Other than during the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement or Pass Through Agreement other than such as have been requested by Owner or as are required by or made pursuant to the terms of the Operative Agreements or Pass Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass Through Agreements);

          (l) To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Owner;

          (m) To the extent that it is an ordinary and usual operating or overhead expense;

          (n) [Intentionally Omitted]

          (o) For any Lien attributable to such Indemnitee or any related Indemnitee;

          (p) If another provision of an Operative Agreement or a Pass Through Agreement specifies the extent of Owner's responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Owner to comply with such specified responsibility or obligation; or

          (q) To the extent incurred by or asserted against an Indemnitee as a result of any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

          For purposes of this Section 8.1, a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

               8.1.3 SEPARATE AGREEMENT

          This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

               8.1.4 NOTICE

          If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 8.1 is made, such Indemnitee shall give prompt written notice thereof to Owner. Notwithstanding the foregoing, the failure of any Indemnitee to notify Owner as provided in this Section 8.1.4, or in Section 8.1.5, shall not release Owner from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Owner (in which event Owner shall not be responsible for such additional expense) or materially impairs Owner's ability to contest such claim.

               8.1.5 NOTICE OF PROCEEDINGS; DEFENSE OF CLAIMS; LIMITATIONS

          (a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Owner is responsible under this Section 8.1, such Indemnitee shall notify Owner of the commencement thereof and Owner may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 8.1.5(c), settle or compromise the same.

          (b) Owner or its insurer(s) shall have the right, at its or their expense, to investigate or, if Owner or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 8.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 8.1, and each Indemnitee shall cooperate with Owner or its insurer(s) with respect thereto; PROVIDED, that Owner shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Event of Default. In connection with any such action, suit or proceeding being controlled by Owner, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Owner; PROVIDED, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Owner or its insurers to conduct such proceedings, interfere with the defense of such case.

          (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 8.1.

          (d) In the case of any Expense indemnified by the Owner hereunder which is covered by a policy of insurance maintained by Owner pursuant to
Section 4.06 of the Indenture, at Owner's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

          (e) If an Indemnitee is not a party to this Agreement, Owner may require such Indemnitee to agree in writing to the terms of this Section 8 and
Section 12.8 prior to making any payment to such  Indemnitee  under this Section
8.

          (f) Nothing contained in this Section 8.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

               8.1.6 INFORMATION

          Owner will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Owner's control or is reasonably available to Owner, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 8.1.5. The Indemnitee shall supply Owner with such information not within the control of Owner, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Owner may reasonably request to control or participate in any proceeding to the extent permitted by Section 8.1.5.

               8.1.7  EFFECT OF OTHER INDEMNITIES; SUBROGATION; FURTHER
                      ASSURANCES

          Upon the payment in full by Owner of any indemnity provided for under this Agreement, Owner, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 6.03 or 8.01 of the Trust Indenture) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner and at Owner's expense.

               8.1.8 REFUNDS

          If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Owner hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense) over to Owner unless an Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Mortgagee to hold as security for Owner's obligations under the Operative Agreements or, if requested by Owner, applied to satisfy such obligations.

          8.2 EXPENSES

               8.2.1 INVOICES AND PAYMENT

          The  Mortgagee,   the  Applicable   Pass  Through   Trustees  and  the
Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Closing Date). If so submitted and approved, the Owner agrees promptly, but in any event no later than the 105th day after the Closing Date, to pay Transaction Expenses.

               8.2.2 PAYMENT OF OTHER EXPENSES

          Owner shall pay (i) the ongoing  fees and expenses of  Mortgagee,  and
(ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Mortgagee or any Note Holder attributable to any waiver, amendment or modification of any Operative Agreement to the extent requested by Owner.

          8.3 GENERAL TAX INDEMNITY

               8.3.1 GENERAL

          Except as provided in Section 8.3.2, Owner agrees that each payment paid by Owner under the Equipment Notes, and any other payment or indemnity paid by Owner to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income), and in the event that Owner shall be required by applicable law to make any such withholding or deduction for any such payment (x) Owner shall make all such withholdings or deductions, (y) the amount payable by Owner shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Owner shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in Section 8.3.2 and whether or not any of the transactions contemplated hereby are consummated, Owner shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien, financing, refinancing requested by the Owner, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

               8.3.2 CERTAIN EXCEPTIONS

          The provisions of Section 8.3.1 shall not apply to, and Owner shall have no liability hereunder for, Taxes:

          (a) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or
(ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes);

          (b)  imposed  on  a  Tax   Indemnitee  by  any  Taxing   Authority  or
governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part thereof by an Owner Person within the jurisdiction of the Taxing Authority imposing such Tax, or (II) the activities of any Owner Person in such jurisdiction, including, but not limited to, use of any other aircraft by Owner in such jurisdiction, (III) the status of any Owner Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (IV) Owner having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (V) in the case of the Pass Through Trustees, the Note Holders or any related Tax Indemnitee, the Owner being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

          (c) on, or with respect to, or measured by, any trustee fees, commissions or compensation received by the Pass Through Trustee, Subordination Agent or Mortgagee;

          (d) that are being contested as provided in Section 8.3.4 hereof;

          (e) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

          (f) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine or any Part, any interest arising under the Operative Agreements or any Equipment Note or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by an Owner Person that is treated for Tax purposes as a transfer or disposition, or (B) a transfer pursuant to an exercise of remedies upon an Event of Default that shall have occurred and have been continuing);

          (g) Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (f) above;

          (h) consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of Owner to fulfill its obligations, if any, under Section 8.3.6 with respect to such return;

          (i) resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that the Owner is not obligated to discharge under the Operative Agreements;

          (j) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

          (k) in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of any Note Holder in any Equipment Note or the loan evidenced thereby but only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction of such Tax Indemnitee;

          (l) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

          (m) Taxes relating to ERISA or Section 4975 of the Code.

          For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

               8.3.3 PAYMENT

          (a)  Owner's  indemnity  obligation  to a Tax  Indemnitee  under  this
Section 8.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section
8.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 8.3), shall equal the amount of the Tax indemnifiable under this Section 8.3.

          (b) At Owner's request, the computation of the amount of any indemnity payment owed by Owner or any amount owed by a Tax Indemnitee to Owner pursuant to this Section 8.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Owner. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Owner unless such verification shall result in an adjustment in Owner's favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

          (c) Each Tax Indemnitee shall provide Owner with such certifications, information and documentation as shall be in such Tax Indemnitee's possession and as shall be reasonably requested by Owner to minimize any indemnity payment pursuant to this Section 8.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Owner with any Tax returns.

          (d) Each Tax Indemnitee shall promptly forward to Owner any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 8.3. Owner shall pay any amount for which it is liable pursuant to this Section 8.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 8.3.4, within 30 days after a Final

Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Owner shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Owner's payment of any Tax paid by Owner or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Owner shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Owner or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 8.3, a "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 8.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 8.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

          (e) If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this Section 8.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Owner an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 8.3 by Owner to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Owner pursuant to this Section 8.3.3 (e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Tax Indemnitee pursuant to this
Section 8.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Lease Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 8.3.1 without regard to the provisions of Section
8.3.2 (other than Section 8.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

               8.3.4 CONTEST

          (a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Owner could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Owner could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Owner notice in writing of such claim (provided, that failure to so notify Owner shall not relieve Owner of its indemnity obligations hereunder unless such failure to notify effectively forecloses Owner's rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Owner for 30 days following the receipt of such notice by Owner; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Owner, so inform Owner, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Owner) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Owner shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Owner with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Owner may be required to indemnify hereunder. If requested by Owner in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Owner (including, without limitation, all reasonable costs, expenses and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Owner to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Owner, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Owner to control the conduct of any such proceeding and shall provide to Owner (at Owner's cost and expense) with such information or data that is in such Tax Indemnitee's control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Owner in good faith regarding the manner of contesting such claim and shall keep Owner reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 8.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Owner (except as contemplated by Section 8.3.4(b) or (c)).

          (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Owner to pursue any contest) unless (i) Owner shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements, (ii) if such contest shall involve the payment of the claim, Owner shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Owner any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment),
(iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Owner shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Owner in writing promptly after it becomes aware of any such risk), (iv) no Lease Event of Default shall have occurred and be continuing unless Owner has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Owner, Owner shall have acknowledged its liability for such claim hereunder, provided that Owner shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Owner has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Owner pursuant to this Section 8.3 without the written permission of Owner, Owner's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 8.3.4(c), and subject to Section 8.3.4(c), such Tax Indemnitee shall repay to Owner any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

          (c) Notwithstanding anything contained in this Section 8.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Owner's consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 8.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Owner any amount previously paid or advanced by Owner pursuant to this
Section 8.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Owner the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

               8.3.5 REFUND

          If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Owner, such Tax Indemnitee shall pay to Owner within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Owner to such Tax Indemnitee theretofore made pursuant to this Section 8.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Owner to make payments to such Tax Indemnitee pursuant to this Section 8.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Owner within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Owner prior to the receipt of such refund or realization of such credit.

               8.3.6 TAX FILING

          If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 8.3, Owner shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Owner in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Owner with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Owner (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Owner shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, or, where Owner is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

               8.3.7 FORMS

          Each Tax Indemnitee agrees to furnish from time to time to Owner or Mortgagee or to such other person as Owner or Mortgagee may designate, at Owner's or Mortgagee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if
(x) such reduction or exemption is available to such Tax Indemnitee and (y) Owner has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

               8.3.8 NON-PARTIES

          If a Tax Indemnitee is not a party to this Agreement, Owner may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Owner, to the terms of this Section 8.3 and Section 15.8 prior to making any payment to such Tax Indemnitee under this Section 8.3.

               8.3.9 SUBROGATION

           Upon payment of any Tax by Owner pursuant to this Section 8.3 to or on behalf of a Tax Indemnitee, Owner, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Owner (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Owner to pursue such claims.

          8.4 PAYMENTS

          Any payments made pursuant to Section 8.1 or 8.3 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Owner, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Owner, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Owner, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

          8.5 INTEREST

          If any amount, payable by Owner, any Indemnitee or any Tax Indemnitee under Section 8.1 or 8.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

          8.6 BENEFIT OF INDEMNITIES

          The obligations of Owner in respect of all indemnities, obligations, adjustments and payments in Section 8.1 or 8.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, notwithstanding any provision of the Trust Indenture.

SECTION 9. ASSIGNMENT OR TRANSFER OF INTEREST

          9.1 NOTE HOLDERS

          Subject to Section 6.3.2 hereof and Section 2.07 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); PROVIDED, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or the Collateral and Owner shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by all of the covenants of Note Holders contained in the Operative Agreements.

          9.2 EFFECT OF TRANSFER

          Upon any Transfer in accordance with Section 9.1 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed a "Note Holder," for all purposes of this Agreement and the other Operative Agreements, and the transferring Note Holder shall be released from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; PROVIDED, that such transferring Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 10. SECTION 1110

          It is the intention of each of the Owner, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), and Mortgagee that Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

SECTION 11. CHANGE OF CITIZENSHIP

          11.1 GENERALLY

          Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner, WTC and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

          11.2 MORTGAGEE

          Upon WTC giving any notice in accordance with Section 11.1, Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee's citizenship could have any adverse effect on Owner, or any Note Holder), subject to Section 9.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.

SECTION 12. MISCELLANEOUS

          12.1 AMENDMENTS

          No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

          12.2 SEVERABILITY

          If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

          12.3 SURVIVAL

          The indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

          12.4 REPRODUCTION OF DOCUMENTS

          This Agreement, all schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

          12.5 COUNTERPARTS

          This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

          12.6 NO WAIVER

          No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

          12.7 NOTICES

          Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

          12.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

          (A) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

          (B) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

          (C) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 12.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS
SECTION 12.8(C), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

          (D) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

          (E) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          12.9 THIRD-PARTY BENEFICIARY

          This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Indenture Indemnitees, each of which is an intended third party beneficiary with respect to the provisions of Section 8.1 and the persons referred to in Section 6.4.6, which are intended third party beneficiaries with respect to such Section) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Indenture Indemnitees, with respect to the provisions of Section 8.1, and the persons referred to in Section 6.4.6 with respect to the provisions of such Section) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

          12.10 ENTIRE AGREEMENT

          This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

          12.11 FURTHER ASSURANCES

          Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectually the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

                      [This space intentionally left blank]

          IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

                                      CONTINENTAL AIRLINES, INC.,
                                        Owner



                                      By _____________________________________
                                         Name:
                                         Title:


                                      WILMINGTON TRUST COMPANY,
                                        not in its individual capacity,
                                        except as expressly provided
                                        herein, but solely as Mortgagee



                                      By _____________________________________
                                         Name:
                                         Title:


                                     WILMINGTON TRUST COMPANY,
                                        not  in  its individual capacity,
                                        except  as expressly provided herein,
                                        but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Continental Airlines Pass Through Trust, 1998-3A-1-0



                                      By _____________________________________
                                         Name:
                                         Title:

                                     WILMINGTON TRUST COMPANY,
                                        not  in  its individual capacity,
                                        except  as expressly provided herein,
                                        but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Continental Airlines Pass Through Trust, 1998-3A-2-0



                                      By _____________________________________
                                         Name:
                                         Title:



                                     WILMINGTON TRUST COMPANY,
                                        not  in  its individual capacity,
                                        except  as expressly provided herein,
                                        but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Continental Airlines Pass Through Trust, 1998-3B-0



                                      By _____________________________________
                                         Name:
                                         Title:



                                     WILMINGTON TRUST COMPANY,
                                        not  in  its individual capacity,
                                        except  as expressly provided herein,
                                        but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Continental Airlines Pass Through Trust, 1998-3C-1-0



                                      By _____________________________________
                                         Name:
                                         Title:

                                     WILMINGTON TRUST COMPANY,
                                        not  in  its individual capacity,
                                        except  as expressly provided herein,
                                        but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Continental Airlines Pass Through Trust, 1998-3C-2-0



                                      By _____________________________________
                                         Name:
                                         Title:


                                      WILMINGTON TRUST COMPANY,
                                        not in its individual capacity,
                                        except as expressly provided
                                        herein, but solely as Subordination
                                        Agent



                                      By _____________________________________
                                         Name:
                                         Title:


                                                                      ----------------------------
                                                                     |          SCHEDULE 1        |
                                                                     |              TO            |
                                                                     |   PARTICIPATION AGREEMENT  |
                                                                      ----------------------------



                                         ACCOUNTS; ADDRESSES

                                    ACCOUNT FOR PAYMENTS                      ADDRESS FOR NOTICES
                                    --------------------                      -------------------

CONTINENTAL AIRLINES, INC.      The Chase Manhattan Bank                Continental Airlines, Inc.
                                New York, New York 10081                1600 Smith Street
                                Account No.: 910-2-499291               Dept. HQS-FN
                                ABA#: 021-000021                        Houston, Texas 77002
                                Attention: Darlene Cafferata            Attention: Vice President -
                                Voice: 312-807-4084                      Corporate Finance
                                Facsimile: 312-807-4501                 Facsimile: (713) 324-2447
                                Reference: Continental [____]

WILMINGTON TRUST COMPANY,       The Chase Manhattan Bank                Wilmington Trust Company
MORTGAGEE                       New York, New York 10081                Rodney Square North
                                Account No.: 920-1-014363               1100 North Market Street
                                ABA#: 021-000021                        Wilmington, Delaware 19890
                                Attention: Corporate Trust              Attention: Corporate Trust
                                 Administration                          Administration
                                Reference: Continental [___]            Facsimile: (302) 651-8882

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank                Wilmington Trust Company
SUBORDINATION AGENT             New York, New York 10081                Rodney Square North
                                Account No.: 920-1-014363               1100 North Market Street
                                ABA#: 021-000021                        Wilmington, Delaware 19890
                                Attention: Corporate Trust              Attention: Corporate Trust
                                 Administration                          Administration
                                Reference: Continental [___]            Facsimile:  (302) 651-8882

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank                Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081               Rodney Square North
1998-3A-1 PASS THROUGH TRUST    Account No.: 920-1-014363               1100 North Market Street
                                ABA#: 021-000021                        Wilmington, Delaware  19890
                                Attention: Corporate Trust              Attention:  Corporate Trust
                                 Administration                          Administration
                                 Reference: Continental [__]            Facsimile:  (302) 651-8882

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank                Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081               Rodney Square North
1998-3A-2 PASS THROUGH TRUST    Account No.: 920-1-014363               1100 North Market Street
                                ABA#: 021-000021                        Wilmington, Delaware  19890
                                Attention: Corporate Trust              Attention:  Corporate Trust
                                 Administration                          Administration
                                 Reference: Continental [__]            Facsimile:  (302) 651-8882


                                    ACCOUNT FOR PAYMENTS                      ADDRESS FOR NOTICES
                                    --------------------                      -------------------

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank                Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081               Rodney Square North
1998-3B PASS THROUGH TRUST      Account No.: 920-1-014363               1100 North Market Street
                                ABA#:  021-000021                       Wilmington, Delaware  19890
                                Attention:  Corporate Trust             Attention:  Corporate Trust
                                 Administration                          Administration
                                Reference:  Continental [__]            Facsimile:  (302) 651-8882

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank                Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081               Rodney Square North
1998-3C-1 PASS THROUGH TRUST    Account No.: 920-1-014363               1100 North Market Street
                                ABA#:  021-000021                       Wilmington, Delaware  19890
                                Attention:  Corporate Trust             Attention:  Corporate Trust
                                 Administration                          Administration
                                Reference:  Continental [__]            Facsimile:  (302) 651-8882

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank                Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081               Rodney Square North
1998-3C-2 PASS THROUGH TRUST    Account No.: 920-1-014363               1100 North Market Street
                                ABA#:  021-000021                       Wilmington, Delaware  19890
                                Attention:  Corporate Trust             Attention:  Corporate Trust
                                 Administration                          Administration
                                Reference:  Continental [__]            Facsimile:  (302) 651-8882

[WILMINGTON TRUST COMPANY, AS   The Chase Manhattan Bank                Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081               Rodney Square North
1998-3D PASS THROUGH TRUST]     Account No.: 920-1-014363               1100 North Market Street
                                ABA#:  021-000021                       Wilmington, Delaware  19890
                                Attention:  Corporate Trust             Attention:  Corporate Trust
                                 Administration                          Administration
                                Reference:  Continental [__]            Facsimile:  (302) 651-8882

                                                   ----------------------------
                                                  |   SCHEDULE 2 - COMMITMENTS |
                                                  |   PARTICIPATION AGREEMENT  |
                                                   ----------------------------



                                   COMMITMENTS

     PASS THROUGH                SERIES OF                 DOLLAR AMOUNT
       TRUSTEE                EQUIPMENT NOTES                 OF LOAN
     -------------            ---------------              --------------

                                                  -----------------------------
                                                 |  SCHEDULE 3 - CERTAIN TERMS |
                                                 |   PARTICIPATION AGREEMENT   |
                                                  -----------------------------



           [OMITTED AS CONTAINING CONFIDENTIAL FINANCIAL INFORMATION]

                                              ---------------------------------
                                             | SCHEDULE 4 - PERMITTED COUNTRIES|
                                             |     PARTICIPATION AGREEMENT     |
                                              ---------------------------------


                               PERMITTED COUNTRIES


Argentina                               Malaysia

Australia                               Malta

Austria                                 Mexico

Bahamas                                 Morocco

Belgium                                 Netherlands

Brazil                                  New Zealand

Canada                                  Norway

Chile                                   Paraguay

Denmark                                 People's Republic of China

Egypt                                   Philippines

Ecuador                                 Portugal

Finland                                 Republic of China (Taiwan)

France                                  Singapore

Germany                                 South Africa

Greece                                  South Korea

Hungary                                 Spain

Iceland                                 Sweden

India                                   Switzerland

Indonesia                               Thailand

Ireland                                 Tobago

Italy                                   Trinidad

Japan                                   United Kingdom

Luxembourg                              Uruguay

                                        Venezuela